UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2022

(Commission File Number)	(Exact Name of Registrant as Specified in Its Charter) (Address of Principal Executive Offices) (Zip Code) (Telephone Number)	(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)
1-9516	ICAHN ENTERPRISES L.P. 16690 Collins Ave, PH-1 Sunny Isles Beach, FL 33160 (305) 422-4100	Delaware	13-3398766

(Former Name or Former Address, if Changed Since Last Report)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Depositary Units of Icahn Enterprises L.P. Representing Limited Partner Interests	IEP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 18, 2022, Icahn Enterprises L.P. (“Icahn Enterprises”) and Icahn Enterprises Finance Corp. (together with Icahn Enterprises, the “Company”) notified Wilmington Trust, National Association (the “Trustee”) that the Company will redeem all $500.0 million outstanding aggregate principal amount of its 6.750% Senior Notes due 2024 (the “2024 Notes”), which were issued under an indenture, dated as of January 18, 2017, among the Company, Icahn Enterprises Holdings L.P., as guarantor, and the Trustee (the “Indenture”). In accordance with the Indenture, the Trustee was instructed to deliver a notice of redemption on the Company’s behalf to holders of the 2024 Notes on January 19, 2022. The redemption date will be February 18, 2022 (the “Redemption Date”) and the redemption price will be equal to 100.000% of the principal amount of the 2024 Notes redeemed, plus accrued and unpaid interest thereon to, but not including, the Redemption Date. Upon the redemption by the Company of the 2024 Notes, none of the 2024 Notes will remain outstanding. The Company expects to pay the redemption price for the 2024 Notes with cash on hand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P.
(Registrant)

	By:	Icahn Enterprises G.P. Inc., its general partner

Date: January 19, 2022	By:	/s/ Ted Papapostolou
Ted Papapostolou
Chief Financial Officer and Chief Accounting Officer

2